Exhibit 99.1
Editorial Contacts:
Ben Lu, Vice President, Investor Relations - USA (510) 713-5568
Krista Todd, Vice President, Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Beats Expectations with Sales Up 15% and Raises Outlook

NEWARK, Calif. - July 30, 2018 and LAUSANNE, Switzerland, July 31, 2018 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the first quarter of Fiscal Year 2019.

•	Q1 sales were $608 million, up 15 percent in US dollars and 12 percent in constant currency, compared to Q1 of the prior year.

•
Q1 GAAP operating income reached $32 million, compared to $31 million in the same quarter a year ago. Q1 GAAP earnings per share (EPS) amounted to $0.23, compared to $0.22 in the same quarter a year ago. GAAP operating income was impacted by a $10 million restructuring charge related to the realignment of resources for growth.

•
Q1 non-GAAP operating income grew 41 percent to $61 million, compared to $43 million in the same quarter a year ago. Q1 non-GAAP EPS grew 42 percent to $0.34, versus $0.24 in the same quarter a year ago.

“We’ve delivered a great start to the year and are raising our guidance,” said Bracken Darrell, Logitech president and chief executive officer. “The diversity of our portfolio and strength of our innovation engine are working. Our Gaming and Video Collaboration categories both grew more than 60% in Q1. But as we always say, ‘you’re only as good as what you’re doing in the future.’ With that in mind, we’re playing offense. While innovation investments continue to advance and our business is strong, we are realigning our organization to put more firepower against growth opportunities. We also agreed to acquire Blue Microphones, a leading player in the microphone space.”
Investment Through Acquisition
Logitech agreed to acquire Blue Microphones, based in Southern California, for approximately $117 million in cash, assuming breakeven net working capital at close. Blue Microphones is a leader in studio-quality microphones for professionals and consumers. The Blue Microphones acquisition is a new adjacent opportunity for Logitech, consistent with the Company’s approach to M&A. The transaction, which is expected to close by the end of August 2018, should contribute approximately one point of sales growth in Fiscal Year 2019.
Investment in Capabilities
During Q1, Logitech realigned resources to support the continued evolution of its capabilities, portfolio and growth opportunities. The Company has delivered consistent momentum in growth and profitability these past five years and, with this realignment, took proactive steps to prepare for its next five years. As a result, the Company booked a restructuring charge of approximately $10 million this quarter. These actions are designed to reallocate resources and invest in other capabilities and long-term growth opportunities.
Outlook
Based on the strong performance in Q1 and the acquisition of Blue Microphones, Logitech raised its Fiscal Year 2019 outlook to 9 to 11 percent sales growth in constant currency, up from its previous outlook of high single-digit sales growth in constant currency. The Company also increased its non-GAAP operating income outlook for Fiscal Year 2019 to a range of $325 million to $335 million, up from its prior range of $310 million to $320 million in non-GAAP operating income.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q1 FY 2019 on
Tuesday, July 31, 2018 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, purchase accounting effect on inventory, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), gain (loss) on investments in privately held companies, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2019.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. More than 35 years ago, Logitech started connecting people through computers, and now it’s a multi-brand company designing products that bring people together through music, gaming, video and computing. Brands of Logitech include Logitech, Ultimate Ears, Jaybird, Logitech G and ASTRO Gaming. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months ended June 30, 2018, product portfolio, innovation, strategy, investments, capabilities, realignment of resources, organizational structure, growth opportunities, timing of closing and sales growth from the acquisition of Blue Microphones, sales growth, profitability, momentum, and outlook for Fiscal Year 2019 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade policies and agreements and the imposition of tariffs that affect our products or operations; our ability to implement the restructuring in various geographies; possible changes in the size, timing and components of the restructuring or the expected costs and charges associated with the restructuring; risks associated with our ability to achieve improved capabilities, growth opportunities and overall organizational structure; risks associated with acquisitions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - unaudited

	Three Months Ended
	June 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2018	2017

Net sales (A)	$608,480	$529,946
Cost of goods sold	382,171	334,774
Amortization of intangible assets and purchase accounting effect on inventory	2,372	1,504
Gross profit	223,937	193,668

Operating expenses:
Marketing and selling	114,584	102,378
Research and development	38,987	35,099
General and administrative	25,473	25,409
Amortization of intangible assets and acquisition-related costs	2,521	1,390
Change in fair value of contingent consideration for business acquisition	—	(1,978)
Restructuring charges (credits), net	9,921	(55)
Total operating expenses	191,486	162,243

Operating income	32,451	31,425
Interest income	2,369	1,175
Other expense, net	(1,571)	(1,029)
Income before income taxes	33,249	31,571
Benefit from income taxes	(5,217)	(5,436)
Net income	$38,466	$37,007

Net income per share:
Basic	$0.23	$0.23
Diluted	$0.23	$0.22

Weighted average shares used to compute net income per share:
Basic	165,317	163,407
Diluted	168,756	168,339

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

	June 30, 2018	March 31, 2018
CONDENSED CONSOLIDATED BALANCE SHEETS

Current assets:
Cash and cash equivalents	$604,116	$641,947
Accounts receivable, net (A)	385,546	214,885
Inventories	272,662	259,906
Other current assets (A)	62,542	56,362
Total current assets	1,324,866	1,173,100
Non-current assets:
Property, plant and equipment, net	84,721	86,304
Goodwill	275,418	275,451
Other intangible assets, net	82,719	87,547
Other assets	131,761	120,755
Total assets	$1,899,485	$1,743,157

Current liabilities:
Accounts payable	$343,680	$293,988
Accrued and other current liabilities (A)	384,497	281,732
Total current liabilities	728,177	575,720
Non-current liabilities:
Income taxes payable	33,789	34,956
Other non-current liabilities	82,259	81,924
Total liabilities	844,225	692,600

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued and authorized shares — 173,106 at June 30 and March 31, 2018
Conditionally authorized shares — 50,000 at June 30 and March 31, 2018
Additional paid-in capital	19,093	47,234
Shares in treasury, at cost — 7,533 at June 30, 2018 and 8,527 at March 31, 2018	(158,337)	(165,686)
Retained earnings (A)	1,259,900	1,232,316
Accumulated other comprehensive loss	(95,544)	(93,455)
Total shareholders’ equity	1,055,260	1,050,557
Total liabilities and shareholders’ equity	$1,899,485	$1,743,157

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited
	Three Months Ended
	June 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2018	2017

Cash flows from operating activities:
Net income	$38,466	$37,007
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	10,699	9,148
Amortization of intangible assets	4,893	2,593
Loss on investments in privately held companies	13	259
Share-based compensation expense	13,259	10,705
Deferred income taxes	(9,659)	(9,879)
Change in fair value of contingent consideration for business acquisition	—	(1,978)
Other	124	(3)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(68,557)	(35,702)
Inventories	(18,200)	(20,389)
Other assets	(4,225)	(3,088)
Accounts payable	51,188	38,647
Accrued and other liabilities	(5,719)	(28,203)
Net cash provided by (used in) operating activities	12,282	(883)
Cash flows from investing activities:
Purchases of property, plant and equipment	(8,744)	(10,035)
Investment in privately held companies	(225)	(360)
Acquisitions, net of cash acquired	(243)	—
Purchases of trading investments	(2,500)	(609)
Proceeds from sales of trading investments	2,867	647
Net cash used in investing activities	(8,845)	(10,357)
Cash flows from financing activities:
Purchases of registered shares	(9,982)	(624)
Proceeds from exercises of stock options	1,104	12,569
Tax withholdings related to net share settlements of restricted stock units	(25,081)	(21,683)
Net cash used in financing activities	(33,959)	(9,738)
Effect of exchange rate changes on cash and cash equivalents	(7,309)	1,102
Net decrease in cash and cash equivalents	(37,831)	(19,876)
Cash and cash equivalents , beginning of the period	641,947	547,533
Cash and cash equivalents , end of the period	$604,116	$527,657

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

NET SALES	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2018	2017	Change

Net sales by product category:
Pointing Devices	$127,790	$122,074	5%
Keyboards & Combos	128,222	116,113	10
PC Webcams	29,674	25,625	16
Tablet & Other Accessories	32,436	23,218	40
Video Collaboration	58,792	35,617	65
Mobile Speakers	34,327	62,918	(45)
Audio & Wearables	52,154	50,202	4
Gaming	136,026	77,708	75
Smart Home	9,011	16,466	(45)
Other (1)	48	5	860
Total net sales	$608,480	$529,946	15
(1) Other category includes products that we currently intend to transition out of, or have already transitioned out of, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - Unaudited

GAAP TO NON-GAAP RECONCILIATION (B)	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2018	2017

Gross profit - GAAP	$223,937	$193,668
Share-based compensation expense	1,130	711
Amortization of intangible assets and purchase accounting effect on inventory	2,372	1,504
Gross profit - Non-GAAP	$227,439	$195,883

Gross margin - GAAP	36.8%	36.5%
Gross margin - Non-GAAP	37.4%	37.0%

Operating expenses - GAAP	$191,486	$162,243
Less: Share-based compensation expense	12,129	9,994
Less: Amortization of intangible assets and acquisition-related costs	2,521	1,390
Less: Change in fair value of contingent consideration for business acquisition	—	(1,978)
Less: Restructuring charges (credits), net	9,921	(55)
Operating expenses - Non-GAAP	$166,915	$152,892

% of net sales - GAAP	31.5%	30.6%
% of net sales - Non - GAAP	27.4%	28.9%

Operating income - GAAP	$32,451	$31,425
Share-based compensation expense	13,259	10,705
Amortization of intangible assets	4,893	2,593
Acquisition-related costs	—	301
Change in fair value of contingent consideration for business acquisition	—	(1,978)
Restructuring (charges) credits, net	9,921	(55)
Operating income - Non - GAAP	$60,524	$42,991

% of net sales - GAAP	5.3%	5.9%
% of net sales - Non - GAAP	9.9%	8.1%

Net income - GAAP	$38,466	$37,007
Share-based compensation expense	13,259	10,705
Amortization of intangible assets	4,893	2,593
Acquisition-related costs	—	301
Change in fair value of contingent consideration for business acquisition	—	(1,978)
Restructuring (charges) credits, net	9,921	(55)
Loss on investments in privately held companies	13	259
Non-GAAP income tax adjustment	(9,109)	(9,092)
Net income - Non - GAAP	$57,443	$39,740

Net income per share:
Diluted - GAAP	$0.23	$0.22
Diluted - Non - GAAP	$0.34	$0.24

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	168,756	168,339

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2018	2017

Share-based Compensation Expense
Cost of goods sold	$1,130	$711
Marketing and selling	5,786	4,381
Research and development	1,549	1,543
General and administrative	4,794	4,070
Total share-based compensation expense	13,259	10,705
Income tax benefit	(9,529)	(11,282)
Total share-based compensation expense, net of income tax	$3,730	$(577)

* Note: These preliminary results for the three months ended June 30, 2018 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Adoption of ASC Topic 606

On April 1, 2018, we adopted the new revenue standards under Accounting Standards Codification ("ASC") Topic 606. The adoption of Topic 606 did not have an impact over the total cash flows from operating, investing, or financing activities. The following tables summarize the impacts of adopting Topic 606 on our condensed consolidated statements of operations and balance sheets for the three months ended or as of June 30, 2018 (in thousands):

	As Reported	If Reported Under Topic 605	Effect of Adoption of Topic 606
Net Sales	$608,480	$608,614	$(134)
Accounts receivable, net	385,546	272,009	113,537
Other current assets	62,542	55,237	7,305
Accrued and other current liabilities	384,497	252,639	131,858
Retained earnings	1,259,900	1,270,916	(11,016)

(B) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2018 and previous periods, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Purchase accounting effect on inventory. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment excludes the expected profit margin component that is recorded under business combination accounting principles associated with our business acquisitions. We believe the adjustment is useful to investors because such charges are not reflective of our ongoing operations.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Gain (loss) on investments in privately held companies. We recognized gain (loss) related to our investments in various privately-held companies, which varies depending on the operational and financial performance of the privately-held companies in which we invested. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.